POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Brett D. Rogers, Julie P. Coleman, Marissa A. Johnson, Edward L. Paz, Jason T. Meix, Patrick W. D. Turley and Stephen T. Cohen her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for her in her name, place and stead, to sign any and all Registration Statements on Form N-1A and on Form N-14 applicable to Brown Advisory Funds and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Georgette D. Kiser	Trustee	November 10, 2021
Georgette D. Kiser